Exhibit 10.10

DJO INCORPORATED

INCENTIVE STOCK OPTION ROLLOVER AGREEMENT

This AGREEMENT (this “Agreement”), dated as of November 20, 2007 (the “Grant Date”), is made by and between ReAble Therapeutics, Inc., a Delaware corporation which, following the consummation of certain transactions (the “Transactions”) set forth in the Agreement and Plan of Merger, dated July 15, 2007, intends to change its name to “DJO Incorporated” (the “Company”), and                                      (the “Optionee”).  The Optionee holds certain incentive stock options to purchase common shares of DJO Incorporated (as constituted prior to the Transactions) (the “DJO Options”), which the Optionee desires exchange for an option to purchase shares of the Company’s common stock of equal value.  As a condition to the Company granting the Option (as defined in Section 1 below) to the Optionee, the Optionee has agreed to release the Optionee’s interest in, and rights with respect to, the DJO Options.  By accepting the Option, the Optionee agrees and understands that the Option is subject to the terms and conditions set forth in this Agreement and the Company’s 2007 Incentive Stock Plan (the “Plan”).

1.                                       Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee an Incentive Stock Option (the “Option”) to purchase shares of the Company’s common stock (the “Shares”).  Set forth on Exhibit A is the number of shares subject to the Option and the per share exercise price of such shares.

2.                                       Vesting and Exercisability.  The Option shall be fully vested and exercisable as of the Date of Grant.

3.                                       Term of Option.

(a)                                  The term applicable to each Option Share is set forth on Exhibit A, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)                                 Unless a later termination date is provided for in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Option shall automatically terminate upon the happening of the first of the following events:

(i)                                     If the Grantee’s termination of employment is for Cause (as defined in Section 7(i) of the Plan), the Option shall expire and be deemed cancelled and forfeited as of such termination date.

(ii)                                  If the Grantee’s termination of employment is due to his Disability or death, the Option as of the date of such termination shall remain exercisable for a period of one (1) year (but not beyond the term of the Option) following such termination of employment, and shall thereafter be deemed canceled and forfeited; and

(iii)                               If the Grantee’s termination of employment is for any reason other than those set forth in subparagraphs (ii) and (iii) above, the Option as of the date of such termination shall remain exercisable for a period of ninety (90) days (but not beyond the term of the Option) following such termination of employment, and shall thereafter be deemed canceled and forfeited.

Notwithstanding anything herein to the contrary, in no event shall any shares subject to the Option be exercisable after their applicable term has expired.

4.                                       Exercise Procedures.

(a)                                  Subject to the provisions of Sections 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised.  At such time as the Board shall determine, the Grantee shall pay the exercise price (i) in cash or by check, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve.  The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)                                 The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

(c)                                  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Board approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.                                       Designation as Incentive Stock Option.

(a)                                  This Option is designated an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  If the aggregate fair market value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds one hundred thousand dollars ($100,000), then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422.  If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

(b)                                 The Grantee understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Grantee is an employee of the Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the

Grantee ceases to be an employee.  The Grantee understands that the Grantee is responsible for the income tax consequences of the Option, and, among other tax consequences, the Grantee understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised.  The Grantee will consult with his or her tax adviser regarding the tax consequences of the Option.

(c)                              The Grantee agrees that the Grantee shall immediately notify the Company in writing if the Grantee sells or otherwise disposes of any Shares acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two (2) years after the Date of Grant or (ii) one (1) year after the exercise of the Option.  The Grantee also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

6.                                       Stockholder’s Agreement.  As a condition of receiving this Option, the Grantee hereby agrees to execute, simultaneously with the Grantee’s execution of this Agreement, the Management Stockholders Agreement attached hereto as Exhibit B, and the Grantee agrees to be bound thereby.

7.                                       Restrictions on Exercise.  Except as the Company may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8.                                       Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law.  The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.                                       No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time.  The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

10.                                 No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11.                                 Assignment and Transfers.  Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

12.                                 Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the New York, without giving effect to the conflicts of laws provisions thereof.

13.                                 Notice.  Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of Donald Roberts, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

ReAble Therapeutics, Inc.

By:

HARRY L. ZIMMERMAN

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and the Management Stockholders Agreement.  I hereby further agree that I have released any interest in, and all rights with respect to, the DJO Options.  I understand that all of the decisions and determinations of the Board shall be final and binding.

Optionee:

Date:

[Signature Page to Incentive Stock Option Rollover Agreement]

EXHIBIT A

DESCRIPTION OF THE OPTION

Date of Grant:

Exercise Price Per Share:

Total Number of Options Granted:

Term/Expiration Date:

EXHIBIT B

MANAGEMENT STOCKHOLDERS AGREEMENT